Exhibit 99.1

FINAL FOR RELEASE

Contact:

Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
RESULTS FOR THE FIRST QUARTER OF 2016

Strong Contributions Across Portfolio and Improved Productivity from Recent Hires Drive Companywide Utilization of 75% and Highest Quarterly Revenue in the Past Five Years

BOSTON, April 28, 2016 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal first quarter ended April 2, 2016.

“CRA’s strong financial results for the first quarter of fiscal 2016 demonstrate our ability to generate broad-based, profitable growth while enhancing margins,” said Paul Maleh, CRA’s President and Chief Executive Officer. “The investments made in the second half of 2015 helped drive growth as strong contributions from both our recently hired consultants and our legacy portfolio of services resulted in companywide utilization of 75%.”

“For the first quarter of fiscal 2016 we achieved non-GAAP revenue of $80.2 million and non-GAAP Adjusted EBITDA margin of 15.8%,” Maleh said. “Our performance was led by double-digit revenue growth year-over-year in our Energy, Finance, Financial Economics and Labor & Employment practices. International operations also delivered double-digit revenue growth year-over-year led by our Antitrust & Competition Economics and Marakon practices.”

First Quarter Fiscal 2016 Results

Revenue for the first quarter of fiscal 2016 increased to $80.9 million, compared with $78.0 million for the first quarter of fiscal 2015.  Non-GAAP revenue for the first quarter of fiscal 2016 increased to $80.2 million, compared with $77.2 million for the first quarter of fiscal 2015.

Adjusted EBITDA for the first quarter of fiscal 2016 was $12.3 million, or 15.2% of revenue, compared with $11.3 million, or 14.5% of revenue, for the first quarter of fiscal 2015. On a non-GAAP basis, Adjusted EBITDA for the first quarter of fiscal 2016 was $12.7 million, or 15.8% of revenue, compared with $12.4 million, or 16.1% of revenue, for the first quarter of fiscal 2015.

Net income for the first quarter of fiscal 2016 was $2.4 million, or $0.27 per diluted share. This compares with net income of $2.8 million, or $0.30 per diluted share, for the same period last year. Non-GAAP net income for the first quarter of fiscal 2016 was $2.7 million, or $0.30 per diluted share, compared with $3.5 million, or $0.37 per diluted share, for the first quarter of fiscal 2015.

On a constant currency basis relative to the first quarter of fiscal 2015, non-GAAP revenue for the first quarter of fiscal 2016 would have increased by approximately $1.0 million to $81.2 million; non-GAAP Adjusted EBITDA would have increased by approximately $0.3 million to $13.0 million, or 16.1% of revenue; and non-GAAP net income would have increased by roughly $0.2 million to $2.9 million, or by approximately $0.02 per diluted share to $0.32 per diluted share.

A reconciliation between GAAP and non-GAAP financial measures for the first quarters of fiscal 2016 and fiscal 2015 is provided in the financial tables at the end of this release, and further information regarding the non-GAAP measures presented in this release is provided under the heading “Non-GAAP Financial Measures” below.

Outlook and Financial Guidance

“We continued to grow our team of highly talented consultants and industry leaders, and we look forward to leveraging their skills to capitalize on the strong demand for our services as we strive to be the firm of choice for our clients’ most important litigation, regulatory, and strategic challenges. Positive trends in project lead flow and new project originations observed in the second half of 2015 have accelerated in the first quarter, delivering double-digit year-over-year growth. Recruiting successes during the past few years and growth in demand for our services in a challenging marketplace validate our strategy and support our mission,” Maleh said.

“Over the next several years and consistent with past performance, we will continue to target average annual revenue growth in the mid-single digits and Adjusted EBITDA margin of 16% to 17%.  Looking ahead, on a constant currency basis relative to fiscal 2015, CRA is affirming its guidance of 2016 non-GAAP revenue in the range of $312 million to $322 million, and non-GAAP Adjusted EBITDA margin in the range of 15.8% to 16.6%,” concluded Maleh.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 10:00 a.m. ET to discuss its first-quarter 2016 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the investor relations section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, financial, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world and celebrated its 50th anniversary in 2015. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the first quarter of fiscal 2016, and for the full 2016 fiscal year guidance, the Company has excluded NeuCo’s results. For the first quarter of fiscal 2015, the Company has excluded NeuCo’s results and a non-cash charge relating to an increased liability for a future contingent consideration payment relating to a prior acquisition. Also, in calculating “Adjusted EBITDA” from income (loss) from operations for these fiscal periods, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, the Company also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results and provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates. The Company has presented in this press release its non-GAAP revenue, net income, earnings per diluted share and Adjusted EBITDA for the first quarter of fiscal 2016 on a constant currency basis relative to the first quarter of fiscal 2015, and its guidance for fiscal 2016 non-GAAP revenue and Adjusted EBITDA margin on a constant currency basis relative to fiscal 2015.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including guidance on future non-GAAP revenue and non-GAAP Adjusted EBITDA, and statements regarding our targets for financial metrics, the future continuation of current trends, or the future productivity of our consultants or demand for our services, and statements using the terms “look  forward,” “expect,” “target,” “believes,” “should,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties.  Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2016 on a constant currency basis relative to fiscal 2015 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained or implied by the other forward-looking statements made herein, due to many important factors.  These factors include, but are not limited to, the loss of key employee consultants or non-employee experts; their failure to generate engagements for us; our inability to attract, hire or retain qualified consultants or to integrate and utilize existing consultants and personnel; the unpredictable nature and risk of litigation-related projects; dependence on the growth of our management consulting practice; the change in demand for our services; the potential loss of clients; changes in the law that affect our practice areas; global economic conditions; foreign exchange rate fluctuations; intense competition; our attributable annual cost savings; changes in our effective tax rate; share dilution from our stock-based compensation; integration and generation of existing and new clients; unanticipated expenses and liabilities; the risk of impairment write downs to our intangible assets, including goodwill; risks associated with acquisitions (past, present and future); risks inherent in international operations; changes in accounting standards, rules and regulations; integration and management of new and existing offices; the ability of clients to terminate engagements with us on short notice; our ability to collect on forgivable loans should any become due; general economic conditions; the performance of our NeuCo subsidiary or the impact of a sale of its business; and professional and other legal liability. Further information on these and other potential factors that could affect our future business, operating results and financial condition is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED APRIL 2, 2016 COMPARED TO THE QUARTER ENDED APRIL 4, 2015

(In thousands, except per share data)

	Quarter Ended April 2, 2016					Quarter Ended April 4, 2015
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (2)	Results	Revenues	Results	Revenues	(Contingent Liability) (1)	(NeuCo) (2)	Results	Revenues

Revenues	$80,912	100.0%	$737	$80,175	100.0%	$78,039	100.0%	$—	$867	$77,172	100.0%
Costs of services	55,515	68.6%	328	55,187	68.8%	53,819	69.0%	833	341	52,645	68.2%
Gross profit	25,397	31.4%	409	24,988	31.2%	24,220	31.0%	(833)	526	24,527	31.8%

Selling, general and administrative expenses	19,221	23.8%	822	18,399	22.9%	18,083	23.2%	—	803	17,280	22.4%
Depreciation and amortization	1,850	2.3%	—	1,850	2.3%	1,661	2.1%	—	—	1,661	2.2%
Income (Loss) from operations	4,326	5.3%	(413)	4,739	5.9%	4,476	5.7%	(833)	(277)	5,586	7.2%

Interest and other (expense) income, net	(141)	-0.2%	(7)	(134)	-0.2%	155	0.2%	—	598	(443)	0.6%
Income (Loss) before provision for income taxes and noncontrolling interest	4,185	5.2%	(420)	4,605	5.7%	4,631	5.9%	(833)	321	5,143	6.7%
Provision for income taxes	(1,946)	-2.4%	—	(1,946)	-2.4%	(1,732)	-2.2%	—	(48)	(1,684)	-2.2%
Net Income (Loss)	2,239	2.8%	(420)	2,659	3.3%	2,899	3.7%	(833)	273	3,459	4.5%
Net Loss (Income) attributable to noncontrolling interests, net of tax	184	0.2%	184	—	0.0%	(120)	-0.2%	—	(120)	—	0.0%
Net Income (Loss) attributable to CRA International, Inc.	$2,423	3.0%	$(236)	$2,659	3.3%	$2,779	3.6%	$(833)	$153	$3,459	4.5%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.27			$0.30		$0.30				$0.38
Diluted	$0.27			$0.30		$0.30				$0.37

Weighted average number of shares outstanding:
Basic	8,871			8,871		9,190				9,190
Diluted	8,927			8,927		9,403				9,403

(1) This adjustment includes activity related to a decrease in the liability for future contingent consideration payments in connection with a previous acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER ENDED APRIL 2, 2016 COMPARED TO THE FISCAL QUARTER ENDED APRIL 4, 2015

(In thousands)

	Quarter Ended April 2, 2016					Quarter Ended April 4, 2015
	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	GAAP Results	Quarter Ended	% of
	April 2, 2016	Revenues	(NeuCo) (2)	April 2, 2016	Revenues	April 4, 2015	Revenues	(Contigent Liability) (1)	(NeuCo) (2)	April 4, 2015	Revenues

Revenues	$80,912	100.0%	$737	$80,175	100.0%	$78,039	100.0%	$—	$867	$77,172	100.0%

Income (Loss) from operations	$4,326	5.3%	$(413)	$4,739	5.9%	$4,476	5.7%	$(833)	$(277)	$5,586	7.2%
Depreciation and amortization	1,850	2.3%	—	1,850	2.3%	1,661	2.1%	—	—	1,661	2.2%
EBITDA	6,176	7.6%	(413)	6,589	8.2%	6,137	7.9%	(833)	(277)	7,247	9.4%
Share-based compensation expenses	1,649	2.0%	—	1,649	2.1%	1,609	2.1%	—	—	1,609	2.1%
Amortization of forgivable loans	4,454	5.5%	—	4,454	5.6%	3,573	4.6%	—	—	3,573	4.6%
Adjusted EBITDA	$12,279	15.2%	$(413)	$12,692	15.8%	$11,319	14.5%	$(833)	$(277)	$12,429	16.1%

(1) This adjustment includes activity related to a decrease in the liability for future contingent consideration payments in connection with a previous acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 2,	January 2,
	2016	2016

Assets
Cash and cash equivalents	$22,581	$38,139
Accounts receivable and unbilled, net	88,818	86,377
Other current assets	13,864	16,278
Total current assets	125,263	140,794

Property and equipment, net	35,243	31,338
Goodwill and intangible assets, net	80,028	80,561
Other assets	58,442	61,024
Total assets	$298,976	$313,717

Liabilities and shareholders’ equity
Current liabilities	$65,791	$86,458
Long-term liabilities	18,966	16,191
Total liabilities	84,757	102,649

Total shareholders’ equity	214,219	211,068
Total liabilities and shareholders’ equity	$298,976	$313,717

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended	Quarter Ended
	April 2,	April 4,
	2016	2015
Operating activities:
Net income	$2,239	$2,899
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	6,387	4,137
Accounts receivable and unbilled services	(2,941)	(7,312)
Working capital items, net	(15,645)	(23,926)
Net cash used in operating activities	(9,960)	(24,202)

Investing activities:
Purchase of property and equipment	(5,073)	(2,364)
Collections on notes receivable	—	1,550
Payments on notes receivable	—	(40)
Net cash used in investing activities	(5,073)	(854)

Financing activities:
Payments on notes payable	(75)	(300)
Tax withholding payments reimbursed by restricted shares	(490)	(66)
Excess tax benefits from share-based compensation	32	39
Repurchase of common stock	(296)	(4,535)

Net cash used in financing activities	(829)	(4,862)

Effect of foreign exchange rates on cash and cash equivalents	304	(1,051)

Net decrease in cash and cash equivalents	(15,558)	(30,969)
Cash and cash equivalents at beginning of period	38,139	48,199

Cash and cash equivalents at end of period	$22,581	$17,230

Supplemental cash flow information:

Cash paid for income taxes	$281	$168
Cash paid for interest	$155	$78
Property and equipment unpaid or accrued	$2,022	$—